Exhibit 99.1

FIRST AMENDMENT TO PRECIOUS METALS AGREEMENT

THIS FIRST AMENDMENT TO PRECIOUS METALS AGREEMENT (“this Amendment”) is made as of the 16th day of November, 2005, by and among FLEET PRECIOUS METALS INC., a Rhode Island corporation operating as Bank of America Precious Metals (the “Metal Supplier”); and BRUSH ENGINEERED MATERIALS INC., an Ohio corporation (“BEM”), WILLIAMS ADVANCED MATERIALS INC., a New York corporation (“WAM”), TECHNICAL MATERIALS, INC., an Ohio corporation (“TMI”), BRUSH WELLMAN INC., an Ohio corporation (“BWI”), and ZENTRIX TECHNOLOGIES INC., an Arizona corporation (“ZTI”) (BEM, WAM, TMI, BWI and ZTI are herein referred to collectively as the “Customers” and individually as a “Customer”).

W I T N E S S E T H T H A T:

WHEREAS, the Metal Supplier and the Customers are parties to a certain Precious Metals Agreement dated as of March 24, 2005 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend certain provisions of the Agreement as hereinafter provided;

NOW, THEREFORE, for value received and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend the Agreement and agree, effective as of the date first written above, as follows:

1. The definition of “Applicable Margin” appearing in Article 1 of the Agreement is hereby amended to read in its entirety as follows:

“ “Applicable Margin” shall be 2.25% on the Closing Date until adjusted in accordance with the next sentence. From and after the date which is five (5) Business Days after the Metal Supplier’s receipt of Customers’ financial statements and compliance certificate for the period ending December 31, 2004, the Applicable Margin will be determined quarterly based on the Customer’s Leverage Ratio (as determined and evidenced by Customers’ most recent quarterly financial statements and quarterly compliance certificate delivered to the Metal Supplier) as follows:

Leverage Ratio
(Exclusive of Consignment)	Applicable Margin
>3.75x	3.25%

< or = 3.75x but >2.50x	2.75%

< or = 2.50 but >1.25x	2.25%

< or = 1.25x	1.50%

No downward adjustment in the Applicable Margin shall be permitted following the occurrence and during the continuance of an Event of Default.”

2. The definition of “Consignment Limit” appearing in Article 1 of the Agreement is hereby amended to read in its entirety as follows:

“ “Consignment Limit” means (a) the lesser of: (i) Forty-Six Million Dollars ($46,000,000); and (ii) the value (as determined in accordance with Section 2.02 hereof) of the Customers’ Inventory of Precious Metal (including any Precious Metal obtained or, at the time of determination, proposed to be obtained, by a Customer pursuant to this Agreement) at Approved Locations or in transit between any Approved Locations which is free and clear of all Liens other than Permitted Metal Liens, minus (b) the Gold Loan Facility Indebtedness.”

3. The definition of “Gold Loan Limit” appearing in Article 1 of the Agreement is hereby amended to read in its entirety as follows:

“ “Gold Loan Limit” means the lesser of (a) the value (as determined in accordance with Section 2.02 hereof) of 23,781 fine troy ounces of Gold, and (b) Forty-Six Million Dollars ($46,000,000), minus the Consignment Facility Indebtedness.”

4. The definition of “Permitted Precious Metals Agreements” appearing in Article 1 of the Agreement is hereby amended to read in its entirety as follows:

“ “Permitted Precious Metals Agreements” means gold, silver, platinum, palladium and other precious metal (including for the purposes of this definition copper, even though copper is not generally deemed to be a precious metal) consignment, loan, conditional sale or lease agreements or arrangements entered into from time to time by BEM or any of its Subsidiaries, to the extent permitted by Section 9.26 hereof; provided, however, that the sum, without duplication, of (i) the Consignment Facility Indebtedness, (ii) the Gold Loan Facility Indebtedness, and (iii) all Indebtedness of the Customers under the Permitted Precious Metals Agreements shall not exceed $65,000,000 in the aggregate at any time. The term “Permitted Precious Metals Agreements” shall not include Client-Customer Arrangements.”

5. Section 9.09 of the Agreement is hereby amended to read in its entirety as follows:

“Section 9.09. Appraisals.

Whenever a Default exists, and at such other times (not more frequently than once per Fiscal Year) as the Metal Supplier requests, the Customers shall, at their sole expense, provide the Metal Supplier with, appraisals or updates thereof, of their Inventory containing Precious Metal, from an appraiser, and prepared on a basis, reasonably satisfactory to the Metal Supplier, such appraisals and updates to include, without limitation, information required by applicable law and regulations and by the internal policies of the Metal Supplier. Notwithstanding the foregoing, unless a Default has occurred and is continuing, the Customers shall not be required to provide the Metal Supplier any appraisal or update thereof if, during the period comprised of the 12 Fiscal Months of BEM immediately prior to the scheduled commencement of any such appraisal or update, “Availability” under and as defined in the Senior Credit Agreement is not less than $20,000,000 for 3 consecutive business days or any 5 business days in any of such Fiscal Months.”

6. Section 9.17(b) of the Agreement is hereby amended to read in its entirety as follows:

“(b) Investments in Subsidiaries existing on the Closing Date or created or acquired thereafter without breaching the other requirements of this Section 9.17;”

7. Section 9.17(g) of the Agreement is hereby amended to read in its entirety as follows:

“(g) other Investments not to exceed $2,500,000 each, and $7,500,000 in the aggregate during the term of this Agreement; provided, however, that the foregoing $2,500,000 limitation on each Investment shall not apply and the aggregate limitation for all Investments shall be deemed to be $20,000,000 as long as “Availability” under and as defined in the Senior Credit Agreement equals or exceeds $15,000,000 immediately prior to and immediately after giving effect to any such Investment;”

8. Section 9.17(h) of the Agreement is hereby amended to read in its entirety as follows:

“(h) Acquisitions in which the cash portion of the purchase price does not exceed $2,500,000 per Acquisition and $7,500,000 in the aggregate for all Acquisitions during any Fiscal Year (it being understood that there shall be no limit on Acquisitions using common stock of BEM); provided, however, that the foregoing $2,500,000 limitation on each Acquisition and the $7,500,000 aggregate limitation for Acquisitions shall not apply as long as (i) “Availability” under and as defined in the Senior Credit Agreement equals or exceeds $15,000,000 and (ii) the Leverage Ratio does not exceed 3.50 to 1.00, in each case, immediately prior to and immediately after giving effect to any such Acquisition;”

9. Section 9.17(j) of the Agreement is hereby amended to read in its entirety as follows:

“(j) Other Investments in non-Customer Subsidiaries in an amount not to exceed $10,000,000 at any time.”

10. Section 9.21(b) of the Agreement is hereby amended to read in its entirety as follows:

“(b) Fixed Charge Coverage Ratio. BEM will not permit the Fixed Charge Coverage Ratio, determined as of the end of each of its Fiscal Quarters for the then most-recently ended four Fiscal Quarters, to be less than (a) 1.25 to 1.00 on the Closing Date through September 30, 2005, and (b) 1.50 to 1.00 at all times thereafter. Notwithstanding the foregoing, as long as “Availability” under and as defined in the Senior Credit Agreement is not less than $15,000,000 for three (3) consecutive Business Days or any five (5) Business Days in any Fiscal Quarter, BEM shall not be required to maintain or report to the Metal Supplier the foregoing Fixed Change Coverage Ratio for such Fiscal Quarter.”

11. To induce the Metal Supplier to enter into this Amendment, each Customer hereby represents and warrants to the Metal Supplier that (a) it has the power and authority and legal right to execute and deliver this Amendment, (b) the execution and delivery by such Customer of this Amendment, and the performance of its obligations hereunder, have been duly authorized by proper proceedings, (c) this Amendment constitutes a legal, valid and binding obligation of such Customer enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except as the same may be subject to general principles of equity, and (d) on and as of the date hereof, no Default or Event of Default exists under the Agreement.

12. This Amendment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

13. The Agreement (including the Exhibits and Schedules thereto), as amended hereby, together with the other Precious Metal Documents, is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by the Agreement. Except for the Existing Copper Swap, all prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by the Agreement, as amended hereby, and no party is relying on any promise, agreement or understanding not set forth in the Agreement, as amended hereby. The Agreement, as amended hereby, may not be amended or modified except by a written instrument describing such amendment or modification executed by the Customers and the Metal Supplier. The parties hereto agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced or granted by the Agreement.

14. Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

15. The Customers covenant and agree jointly and severally to pay all out-of-pocket expenses, costs and charges incurred by Metal Supplier (including reasonable fees and disbursement of counsel) in connection with the preparation and implementation of this Amendment.

16. This Amendment may be executed in separate counterparts and all such counterparts shall constitute one agreement binding on all parties, notwithstanding that the parties are not signatories to the same counterpart. The parties may execute this Amendment by facsimile transmission, and all such facsimile signatures shall have the same force and effect as manual signatures delivered in person.

(The next page is the signature page.)

CUSTOMERS:

BRUSH ENGINEERED MATERIALS INC.

By: /s/ Michael C. Hasychak
Title: Vice President, Treasurer & Secretary
WILLIAMS ADVANCED MATERIALS INC.
By: /s/ Michael C. Hasychak
Title: Vice President, Treasurer & Secretary
TECHNICAL MATERIALS, INC.
By: /s/ Michael C. Hasychak
Title: Vice President, Treasurer & Secretary
BRUSH WELLMAN INC.
By: /s/ Michael C. Hasychak
Title: Vice President, Treasurer & Secretary
ZENTRIX TECHNOLOGIES INC.
By: /s/ Michael C. Hasychak
Title: Chief Financial Officer & Secretary

METAL SUPPLIER:

FLEET PRECIOUS METALS INC.

(operating as Bank of America Precious Metals)

By: /s/ Paul M. Mongeau

Title: Vice President